Exhibit 10.6
JUNE 8, 2010 WAIVER OF LETTER OF INTENT OF AGREEMENT, CONSENT AND WAIVER DATED APRIL 9, 2010 BY AND BETWEEN IRVINE SENSORS CORPORATION AND LONGVIEW
June 8, 2010
S. Michael Rudolph
Longview Fund, L.P.
505 Sansome Street, Suite 1275
San Francisco, CA 94111
Re: Purchase Deposit and Waiver of LOI Requirement
Dear Mike:
Pursuant to our conversations, we have agreed to the following in connection with the Agreement, Consent and Waiver (“Agreement”) entered into by Irvine Sensors Corporation (“Irvine”) and Longview Fund, L.P. (“Longview”) on April 9, 2010 and the Letter of Intent (“LOI”) dated June 1, 2010 I delivered to Longview. Upper case terms are the same as employed in the Agreement.
I am withdrawing the LOI and we will deem it is not having been delivered. In consideration of the $15,000 deposit which I made by personal check (“Deposit”), which you may accept and deposit immediately, Longview agrees to waive the LOI requirement contained in Section 2 of the Agreement. This waiver applies only to the LOI requirement and all other obligations of Irvine and Longview set forth in the Agreement remain in full force and effect and are not waived. For purposes of clarity, if for any reason whatsoever, a Buyout or Complete Sale do not occur on or before July 15, 2010, the Deposit is forfeited and Irvine must deliver the Contingent Securities and Contingent Warrant to Longview as contemplated by the Agreement. Similarly, Longview shall be required to sell all of its Preferred Stock and Waiver Securities then held to any party reasonably acceptable to Longview on the terms set forth in Section 2 of the Agreement provided that such Buyout closes on or before July 15, 2010.
In the event a Buyout does occur with another party or parties on or prior to July 15, 2010 or if a Complete Sale occurs on or before July 15, 2010, Longview agrees to return the Deposit to me.
If the foregoing comports with your understanding of our agreement, please execute this letter in the space provided below and return a copy to me via email or physical delivery at the address shown.

Very truly yours,
/s/ John C. Carson
John C. Carson
The undersigned hereby agrees to the foregoing as of the date first written above:

LONGVIEW FUND, L.P.			IRVINE SENSORS CORPORATION

By:	/s/ S. Michael Rudolph		By:	/s/ John J. Stuart, Jr.
	Title:	CFO — Viking Asset Management, LLC, Investment Advisor to Longview Fund, L.P.		Title: Sr. VP & CFO